Exhibit 99.1

Idera Pharmaceuticals to Present at Upcoming Conferences

EXTON, PA, January 11, 2021 — Idera Pharmaceuticals, Inc. (NASDAQ: IDRA) today announced that it will provide a company outlook for 2021 at upcoming conferences.

“2021 represents a pivotal inflection point for Idera, one in which we anticipate that data soon to be available from our ILLUMINATE program will show that tilsotolimod, the most advanced TLR9 agonist therapy in development, can offer meaningful alternatives to patients suffering from advanced anti-PD-1 refractory melanoma and, potentially, colorectal cancer,” stated Vincent Milano, Idera’s Chief Executive Officer. “We’re looking forward to sharing topline response data from ILLUMINATE-301 late in this quarter and a data update from ILLUMINATE-206 in the third quarter of the year.”

Continued Mr. Milano, “Our entire team is driven by our goal of making a difference for patients and is unified in its persistence to help ensure the quality of our clinical results, NDA and commercial readiness, and a strong financial outlook that includes existing cash that is expected to take us into the first quarter of 2022. We have confidence that this is the year Idera will deliver on its long history of innovative science and begin to turn that history into a business reality.”

The Company plans to share further corporate and ILLUMINATE program updates at the following conferences in January:

-	39th Annual J.P. Morgan Healthcare Conference, January 11-14, 2021 Presentation on January 13, 2021, 3:40 pm EST

-	H.C. Wainwright BioConnect 2021 Conference, January 11-14, 2021 Pre-recorded conversation available January 11, 2021, 6:00 am EST

Live and archived webcasts of the investor conference presentations will be available in the Investor Relations section of the Idera website.

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the company’s vast experience in developing proprietary immunology platforms, Idera’s development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development, and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit www.iderapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs for the period anticipated; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and such other important factors as are set forth under the caption "Risk factors" in the Company’s Annual Report filed on Form 10-K for the period ended December 31, 2019 and the Company’s Quarterly Report filed on Form 10-Q for the period ended September 30, 2020. Although Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Idera Pharmaceuticals Contacts:

Jill Conwell	John J. Kirby
Investor Relations &	Chief Financial Officer
Corporate Communications	Phone (484) 348-1627
Phone (484) 348-1675	JKirby@IderaPharma.com
JConwell@IderaPharma.com

###